Exhibit 99.1

BEFORE THE FLORIDA PUBLIC SERVICE COMMISSION

------------------------------------ In re: Petition for rate increase of Progress Energy Florida, Inc. ------------------------------------	Docket No. 050078-EI

STIPULATION AND SETTLEMENT AGREEMENT

        WHEREAS, pursuant to its April 29, 2005 filing, Progress Energy Florida, Inc. (“PEF” or the “Company”), has petitioned the Florida Public Service Commission (the “Commission”) for an increase in base rates and other related relief;
        WHEREAS, the Company, the Office of Public Counsel (“OPC”), the Attorney General of the State of Florida (“AG”), the Florida Industrial Power Users Group (“FIPUG”), the Florida Retail Federation (“FRF”), the AARP, Sugarmill Woods Civic Association, Inc. (“Sugarmill”), Buddy L. Hansen (“Hansen”), White Springs Agricultural Chemicals, Inc. (“White Springs”) and the Commercial Group (“CG”) (unless the context clearly requires otherwise, the term Party or Parties means a signatory to this Agreement), have entered into this Stipulation and Settlement Agreement (the “Agreement”) for the purpose of reaching an informal resolution of all outstanding issues in Docket No. 050078-EI pending before the Commission and as more fully set forth below;
        WHEREAS, PEF and the Parties to this Agreement recognize that this is a period of unprecedented world energy prices and that this Agreement will mitigate the impact of high energy prices;
        WHEREAS, PEF has provided minimum filing requirements (“MFRs”) as required by the Commission, which have been thoroughly reviewed by the Commission Staff and the Parties to this proceeding;
        WHEREAS, PEF has filed comprehensive testimony in support of and detailing its MFRs;
        WHEREAS, the Company has filed comprehensive Depreciation, Fossil Dismantlement and Nuclear Decommissioning Funding Studies in this docket in accordance with Commission rules;
        WHEREAS, the Parties and the Commission Staff have conducted extensive discovery on the Company’s MFRs, testimony and Depreciation, Fossil Dismantlement and Nuclear Decommissioning Funding Studies;
        WHEREAS, the discovery conducted has included the production of and opportunity to inspect tens of thousands of pages of documents and information regarding PEF’s costs and operations;
        WHEREAS, the Parties to this Agreement have undertaken to resolve the issues raised in these proceedings so as to maintain a degree of stability in PEF’s base rates and charges, and to provide incentives to PEF to continue to promote efficiency through the terms of this Agreement;
        WHEREAS, PEF is currently operating under a stipulation and settlement agreement agreed to by the OPC and other parties, and approved by the Commission in Order No. PSC-02-0655-AS-EI in 2002;
        WHEREAS, that agreement provided for a cumulative reduction of $500 million in PEF’s revenues and included a revenue sharing plan that has resulted in refunds to customers in excess of $50 million;
        WHEREAS, the Company must make substantial investments in the construction of new electric generation and other infrastructure for the foreseeable future in order to continue to provide safe and reliable power to meet the growing needs of customers in the state of Florida; and
        WHEREAS, continuing the preservation of the benefits of the 2002 $125 million annual base rate reduction, the revenue sharing plan under this Agreement, and the other provisions in this Agreement, including those addressing the recovery of costs associated with the Company’s electric generating power plants will further be beneficial to retail customers;
        NOW, THEREFORE, in consideration of the foregoing and the covenants contained herein, the Parties hereby agree and stipulate as follows:
        1.        Upon approval and final order of the Commission, this Agreement will become effective with the first billing cycle in January of 2006 (the “Implementation Date”), and continue through the last billing cycle in December of 2009; provided, however, that PEF may, at its sole option, extend the term of this Agreement through the last billing cycle of June 2010 upon written notice to the Parties to this Agreement and to the Commission on or before March 1, 2009.
        2.        PEF will continue its existing base rates in effect for the term of this Agreement, without any change in such base rates except as otherwise provided for in this Agreement. All other cost of service and rate design changes will be determined in accordance with Section 15 of this Agreement. PEF will begin applying the base rate charges required by this Agreement on the Implementation Date.
        3.        The billing demand credits for Interruptible and Curtailable customers currently receiving service under PEF’s IS-1, IST-1, CS-1 and CST-1 rate schedules, as modified herein, shall remain in effect for the term of this Agreement, and thereafter until these rate schedules are reviewed in a general rate case; provided, however, that these rate schedules shall continue to be closed to new customers, as defined in the stipulation approved by the Commission in Docket No. 950645-EI.
        4.        No Party to this Agreement will request, support, or seek to impose a change in the application of any provision hereof. OPC, AG, FIPUG, FRF, AARP, Sugarmill, Hansen, White Springs, and CG will neither seek nor support any reduction in PEF’s base rates and charges, including interim rate decreases, that would take effect prior to the first billing cycle for January 2010 (or prior to the first billing cycle for July 2010, if PEF elects to extend this Agreement pursuant to Section 1), unless such reduction is requested by PEF. PEF may not petition for an increase in base rates and charges that would take effect prior to the first billing cycle for January 2010 (or that would take effect prior to the first billing cycle for July 2010, if PEF elects to extend this Agreement pursuant to Section 1), except as otherwise provided for in Sections 7 and 10 of this Agreement. During the term of this Agreement, except as otherwise provided for in this Agreement, or except for unforeseen extraordinary costs imposed by government agencies relating to safety or matters of national security, PEF will not petition for any new surcharges, on an interim or permanent basis, to recover costs that are of a type that traditionally and historically would be, or are presently, recovered through base rates.
        5.        During the term of this Agreement, revenues that are above the levels stated in this Agreement will be shared between PEF and its retail electric utility customers as set forth in Section 6 below — it being expressly understood and agreed that the mechanism for revenue sharing herein established is not intended to be a vehicle for a “rate case” type inquiry concerning expenses, investment, and financial results of operations.
        6.        Revenue Sharing Incentive Plan – Commencing on the Implementation Date and through the last billing cycle in December of 2009 (or through the last billing cycle in June 2010, if PEF elects to extend this Agreement pursuant to Section 1), PEF will be under a Revenue Sharing Incentive Plan (the “Plan”) as set forth below.
                a.        Revenue Cap — Under the Plan, all retail base rate revenues above the retail base rate revenue cap, as set forth below, will be refunded to retail customers on an annual basis. The retail base rate revenue cap for 2006 will be $1,549 million. For each succeeding calendar year during the term of this Agreement, the succeeding calendar year retail base rate revenue sharing cap amounts shall be established by increasing the prior year’s cap by the average annual growth rate in retail kWh sales for the ten calendar year period ending December 31 of the preceding year multiplied by the prior year’s retail base rate revenue sharing cap.
                b.        Sharing Threshold — Retail base rate revenues between the sharing threshold amount and the retail base rate revenue cap will be divided into two shares on a 1/3, 2/3 basis. PEF’s shareholders shall receive the 1/3 share. The 2/3 share will be refunded to retail customers. The retail base rate revenue sharing threshold for 2006 will be $1,499million in retail base rate revenues. For each succeeding calendar year during the term of this Agreement, the succeeding calendar year retail base rate revenue sharing threshold amounts shall be established by increasing the prior year’s threshold by the average annual growth rate in retail kWh sales for the ten calendar year period ending December 31 of the preceding year multiplied by the prior year’s retail base rate revenue sharing threshold.
                c.        Revenue Exclusions — The Plan and the corresponding revenue sharing thresholds and revenue caps are intended to relate only to retail base rate revenues of PEF based on its current structure and regulatory framework. Incremental base rate revenues attributable to any business combination or acquisition involving PEF, its parent, or its affiliates, whether inside or outside the state of Florida, or revenues from any clause, surcharge or other recovery mechanism other than retail base rates, shall be excluded in determining retail base rate revenues for purposes of revenue sharing under this Agreement.
                d.        The retail base rate revenue cap and sharing threshold are subject to further modification in accordance with Sections 4, 10 and 12 of this Agreement. After any such modification, the revenue sharing cap and threshold will increase annually as set forth in this Section 6.
                e.        Calculation of sharing threshold and revenue cap for partial calendar years – In the event that this Agreement is terminated other than at the end of a calendar year, the sharing threshold and revenue cap for the partial calendar year shall be determined at the end of that calendar year by (i) dividing the retail kWh sales during the partial calendar year by the retail kWh for the full calendar year, and (ii) applying the resulting fraction to the sharing threshold and revenue cap for the full calendar year that would have been calculated as set forth in Sections 6(a) and 6(b) above.
                f.        Calculation of annual average growth rate – For purposes of Section 6, the average annual growth rate shall be calculated by summing the percentage change in retail kWh sales for each year in the relevant ten year period and dividing by 10.
        7.        If PEF’s retail base rate earnings fall below a 10% return on equity as reported on a Commission adjusted or pro-forma basis on a PEF monthly earnings surveillance report during the term of the Agreement, PEF may petition the Commission to amend its base rates notwithstanding the provisions of Section 4, either as a general rate proceeding or as a limited proceeding under Section 366.076, F.S. The Parties to this Agreement are not precluded from participating in such a proceeding, and, in the event PEF petitions to initiate a limited proceeding under this Section, any Party may petition to initiate any proceeding otherwise permitted by Florida law. This Agreement shall terminate upon the effective date of any Final Order issued in such proceeding that changes PEF’s base rates under this Section. This Section shall not be construed to bar or limit PEF from any recovery of costs otherwise contemplated by this Agreement.
        8.        All revenue sharing refunds will be paid with interest at the 30-day commercial paper rate as specified in Rule 25-6.109, F.A.C., to retail customers of record during the last three months of each applicable refund period based on their proportionate share of base rate revenues for the refund period. For purposes of calculating interest only, it will be assumed that revenues to be refunded were collected evenly throughout the preceding refund period at the rate of one-twelfth per month. All refunds with interest will be in the form of a credit on the customers’ bills beginning with the first day of the first billing cycle of the third month after the end of the applicable refund period. Refunds to former customers will be completed as expeditiously as reasonably possible.
        9.        PEF will be permitted clause recovery of prudently incurred incremental costs associated with the establishment of a Regional Transmission Organization or any other costs arising from an order of the Commission or the Federal Energy Regulatory Commission addressing any alternative configuration or structure to address independent transmission system governance or operation. Any Party to this Agreement may participate in any proceeding relating to the recovery of costs contemplated in this Section for the purpose of challenging the reasonableness and prudence of such costs, but not for the purpose of challenging PEF’s right to clause recovery of such costs.
        10.     a.     Storm Cost Recovery. PEF will continue collecting its storm reserve deficiency in the amount and through the mechanism established in Commission Order PSC-05-0748-FOF-EI, except as otherwise may be provided in Section 10.b. Those Parties who have filed notices of appeal or notices of joinder in appeals of Commission Order No. PSC-05-0748-FOF-EI shall, upon this Agreement becoming fully effective as provided for herein, withdraw their notices of appeal or notices of joinder in appeals. Nothing in this Agreement shall preclude PEF from petitioning the Commission to seek recovery of costs associated with any catastrophic storms without the application of any form of earnings test or measure and irrespective of previous or current base rate earnings. The Parties expressly agree that any proceeding to recover costs associated with any catastrophic storm shall not be a vehicle for a “rate case” type inquiry concerning the expenses, investment, or financial results of operations of the Company and shall not apply any form of earnings test or measure or consider previous or current base rate earnings.
                b.        PEF reserves the right to petition the Commission for approval to either: (a) securitize (1) any or all of its storm reserve deficiency as set forth in Commission Order PSC-05-0748-FOF-EI, or (2) an amount necessary to replenish PEF’s reserves for non-catastrophic storms, pursuant to Section 366.8260, F.S. (2005), or both; or (b) increase its base rates or to impose a separate charge to collect and accrue reserves for non-catastrophic storms without the application of any form of earnings test or measure and irrespective of previous or current base rate earnings. The Parties reserve the right to participate in any such proceeding under Section 10.b before the Commission and to challenge the reserve amount requested by PEF. The Parties expressly agree that any proceeding under Section 10.b shall be limited to the issue of the appropriateness of securitization or the appropriate amount of the Company’s non-catastrophic storm reserve accrual without the application of any form of earnings test or measure and irrespective of previous or current base rate earnings, and shall not be a vehicle for a “rate case” type inquiry concerning the expenses, investment, or financial results of operations of the Company. In the event the Commission grants a base rate increase under this Section, such amounts shall be added to the revenue sharing threshold and cap set forth in Section 6 of this Agreement.
                c.        In the event PEF collects any remaining storm deficiency or collects and accrues for future non-catastrophic storm events pursuant to Section 366.8260, F.S. (2005), the Parties agree to negotiate in good faith for an optional tariff rider whereby a class of demand-metered customers may pay its pro rata share of any remaining uncollected 2004 storm cost deficiency as established in Commission Order PSC-05-0748-FOF-EI through a charge over a period of no more than 2 years. If the Parties are able to agree upon such a tariff, PEF agrees to file the tariff for Commission approval and the Parties agree to support the tariff in proceedings before the Commission. If, however, the Commission does not approve the tariff or only approves it with modifications or conditions that are unacceptable to PEF in its reasonable judgment, then PEF shall not be required to put the tariff into effect. Within thirty days of any such denial or modification, the Parties agree to negotiate in good faith a revised tariff and if an agreement is reached to reapply for Commission approval. Revenues collected pursuant to Section 366.8260, F.S. (2005), pursuant to a tariff rider for demand-metered customers or otherwise under this Section 10.c will not be considered in the determination of revenue sharing in Section 6 of this Agreement. In the event PEF does not collect any remaining storm deficiency or does not collect and accrue reserves for future non-catastrophic storm events pursuant to Section 366.8260, F.S. (2005), then PEF shall continue to collect any remaining storm reserve deficiency through the mechanism established in Commission Order PSC-05-0748-FOF-EI and will collect and accrue reserves for future non-catastrophic storms as may be determined by the Commission irrespective of previous or current base rate earnings under Section 10.b(b).
        11.        Nuclear Decommissioning, Fossil Dismantlement and Depreciation Studies.
                a.        Beginning with the Implementation Date through the last billing cycle in December of 2009 (or through the last billing cycle in June 2010, if PEF elects to extend this Agreement pursuant to Section 1), PEF:
                        (1)        will suspend accruals to its reserve for nuclear decommissioning, based on its filed Nuclear Decommissioning Study;
                        (2)        will continue to suspend accruals to fossil dismantlement and will withdraw the Fossil Dismantlement Study PEF filed in this docket; and
                        (3)        shall apply the depreciation rates consistent with those set forth in the Depreciation Study that PEF filed in this docket as modified by Exhibit 2 to this Agreement.
                b.        Approval of this Agreement by the Commission shall constitute approval of the Company’s Nuclear Decommissioning and Depreciation Studies. PEF shall file with the Commission updated Nuclear Decommissioning, Fossil Dismantlement and Depreciation Studies on or before July 31, 2009 (or on or before December 31, 2009, if PEF elects to extend this Agreement pursuant to Section 1).
        12.     a.     Beginning on the commercial in-service date of Hines Unit 4, for which the Commission has previously granted a need determination in Order PSC-04-1168-FOF-EI, PEF will further increase its base rates to recover the full revenue requirements of (a) the installed cost of Hines Unit 4 subject to the limitations of Rule 25-22.082(15), F.A.C., and (b) the unit’s non-fuel operating expenses. The revenue requirements of the unit will be calculated using an 11.75% ROE and the capital structure as set forth in the test year 2006 MFR Schedule D-1a filed by PEF in Docket No. 050078-EI.  Such base rate increase shall be established by the application of a uniform percentage increase to the demand and energy charges of the Company’s base rates including delivery voltage credits, demand credits, power factor adjustment and premium distribution service, and using billing determinants as filed by PEF in Docket No. 050078-EI, and set forth in Exhibit 1, Attachment C to this Agreement. Beginning on the commercial in-service date of Hines Unit 4, such amounts shall be added to the revenue sharing threshold and cap set forth in Section 6 of this Agreement.
                b.        Effective on the Implementation Date of this Agreement and until the commercial in-service date of Hines Unit 4 (the “Fuel Clause Recovery Period”), PEF will recover annually through the fuel cost recovery clause the 2006 full revenue requirements of the installed cost of Hines Unit 2, excluding the unit’s non-fuel O&M expenses. During the Fuel Clause Recovery Period, the installed cost of Hines Unit 2 and corresponding depreciation accounts will be excluded from rate base for surveillance reporting purposes. Upon the commercial in-service date of Hines Unit 4, PEF will transfer the recovery of Hines Unit 2‘s 2006 full revenue requirements, excluding the unit’s non-fuel O&M expenses, from the fuel cost recovery clause to base rates by decreasing PEF’s fuel charges and increasing its base rates accordingly. The calculation of Hines Unit 2‘s revenue requirements for base rate recovery purposes will be calculated using an 11.75% ROE and the capital structure as set forth in the test year 2006 MFR Schedule D-1a filed by PEF in Docket No. 050078-EI.  Such base rate increase shall be established by the application of a uniform percentage increase to the demand and energy charges of the Company’s base rates including voltage credits, demand credits, power factor adjustment and premium distribution service, and using billing determinants as filed by PEF in Docket No. 050078-EI, and as included in Exhibit 1, Attachment C to this Agreement. Beginning on the commercial in-service date of Hines Unit 4, such amounts shall be added to the revenue sharing threshold and cap set forth in Section 6 of this Agreement.
        13.        PEF will be authorized, at its discretion, to accelerate the amortization of the regulatory assets for FAS 109 Deferred Tax Benefits Previously Flowed Through, Unamortized Loss on Reacquired Debt, and Interest on Income Tax Deficiency over the term of this Agreement. PEF will be authorized to make a new specific adjustment to its common equity balance for the purposes of calculation of the capitalization ratios used for surveillance reporting pursuant to Rule 25-6.1352, F.A.C and pass-through clauses. The calculation of this adjustment will be based on the methodology employed by Standard and Poor’s Ratings Service (“S&P”) in its determination of imputed off balance sheet obligations related to future capacity payments to qualifying facilities and other entities under long-term purchase power agreements. The amount of the adjustment to common equity will fluctuate over time with changes in the amount of future purchase power obligations. The Parties agree that the common equity adjustment set forth in this Section is unique to the specific circumstances of PEF, as it relates to this Agreement, and the treatment of PEF’s common equity in this Section shall not constitute binding Commission precedent in any future proceeding. PEF’s adjusted equity ratio will be capped at 57.83%. The adjusted equity ratio will equal common equity divided by the sum of common equity, off balance sheet obligations, preferred equity, and debt (long-term and short-term).
        14.        Effective on the Implementation Date, PEF will not have an authorized return on equity range for the purpose of addressing earnings levels, and the revenue sharing mechanism herein described will be the appropriate and exclusive mechanism to address earnings levels. However, for purposes other than reporting or assessing earnings, such as cost recovery clauses and Allowance for Funds Used During Construction (“AFUDC”), PEF will use 11.75% as its authorized return on equity percentage in such cost recovery clauses. Commencing with the Implementation Date the applicable annual AFUDC rate will be 8.848%.
        15.        Except as otherwise provided in this Agreement, including Exhibit 1 to this Agreement, all other current cost of service and rate design matters shall remain in effect for the term of this Agreement and thereafter until modified by the Commission.
        16.        PEF will continue to collect its post-September 11, 2001 security costs through the capacity recovery clause. PEF will collect through the fuel recovery clause its carrying costs of fuel inventory in transit and its fuel procurement O&M costs.
        17.        The provisions of this Agreement are contingent on approval of this Agreement in its entirety by the Commission. Commission approval will constitute approval of MFRs filed in Docket No. 050078-EI for regulatory reporting purposes and for establishing PEF’s baseline costs in its next base rate proceeding. The Parties other than PEF take no position as to the accuracy or validity of the information included in the MFRs. The Parties further agree that they will support this Agreement and will not request or support any order, relief, outcome, or result in conflict with the terms of this Agreement in any administrative or judicial proceeding relating to, reviewing, or challenging the establishment, approval, adoption, or implementation of this Agreement or the subject matter hereof. Approval of this Agreement in its entirety will resolve all matters in Docket No. 050078-EI pursuant to and in accordance with Section 120.57(4), F.S. (2005). Docket No. 050078-EI will be closed effective on the date the Commission Order approving this Agreement is final.
        18.        New capital costs for environmental expenditures recovered through the Environmental cost Recovery Clause will be allocated, for the purpose of clause recovery, consistent with PEF’s current base cost of service methodology.
        19.        Service Quality. During the term of this agreement, PEF will continue to focus on its customer service and reliability consistent with Commission standards and good utility practice. PEF maintains that it has fulfilled its commitment, as part of the 2002 settlement agreement, to achieve a SAIDI of 80 by 2004, while at the same time improving the majority of the reliability performance indicators monitored by the Commission. During the term of this Agreement, PEF intends to continue the same performance focus with the goal of maintaining or improving the quality of service for its customers. Current plans in this area, as contemplated in the Company’s rate filing in Docket No. 050078-EI and which are subject to revision by the Company at its discretion, include the implementation of the Mobile Meter Reading project designed to improve the amount, accuracy and timeliness of information for customers, and the assessment and subsequent implementation of targeted initiatives intended to improve overall system performance for customers.
        20.        This Agreement dated as of August 31, 2005 may be executed in counterpart originals, and a facsimile of an original signature shall be deemed an original.

        In Witness Whereof, the Parties evidence their acceptance and agreement with the provisions of this Agreement by their signatures below.

Progress Energy Florida, Inc.

By /s/ Alex Glenn

   Alex Glenn, Esquire
   Post Office Box 14042
   St. Petersburg, Florida 33733

Office of Public Counsel

By /s/ Harold McLean

   Harold McLean, Esquire
   111 W. Madison St., Room 812
   Tallahassee, Florida 32399

Attorney General, State of Florida

By /s/ Charlie Crist

   Charlie Crist, Attorney General
   Christopher M. Kise, Esquire
   Jack Shreve, Esquire
   The Capitol-PL01
   Tallahassee, Florida 32399-1050

AARP

By /s/ Michael B. Twomey
   Michael B. Twomey, Esquire
   8903 Crawfordville Road
   Tallahassee, Florida 32305

Sugarmill Woods Civic Association, Inc.

By /s/ Michael B. Twomey

   Michael B. Twomey
   8903 Crawfordville Road
   Tallahassee, Florida 32305

Buddy L. Hansen

By /s/ Michael B. Twomey

   Michael B. Twomey
   8903 Crawfordville Road
   Tallahassee, Florida 32305

Florida Industrial Power Users Group

By /s/ John W. McWhirter, Jr.

   John W. McWhirter, Jr., Esquire
   McWhirter, Reeves
   Post Office Box 3350
   Tampa, Florida 33601

White Springs Agricultural Chemicals, Inc.

By /s/ James Bushee

   James Bushee, Esquire
   Sutherland Asbill & Brennan LLP
   2282 Killearn Center Blvd
   Tallahassee, Florida 32309-3576

Florida Retail Federation

By /s/ Robert Scheffel Wright

   Robert Scheffel Wright, Esquire
   Landers & Parsons, P.A.
   310 West College Ave
   Tallahassee, Florida 32302

The Commercial Group

By /s/ Alan Jenkins

   Alan Jenkins, Esquire
   McKenna Long & Aldridge LLP
   One Peachtree Center
   303 Peachtree Street, N.E., Suite 5300
Atlanta, Georgia 30308